EXHIBIT 99.1

nDivision, Inc. Reports Financial Results for Second Quarter 2019

DALLAS / ACCESSWIRE / August 9, 2019 / nDivision Inc. (OTCQB: NDVN), the experts in increasing IT’s value and reducing IT costs up to 50% by replacing human labor with “digital labor,” today announced its financial and business results for the second quarter ended June 30, 2019.

Key Highlights

•	Grew Revenue 29% over prior year

•	Generated Cash from Operating Activities of $4,293

•	Achieved Adjusted EBITDA* of ($36,887)

•	Adjusted Run Rate EBITDA* decreased by ($55,572)

•	Won additional Managed Services Contract by Fortune 500 customer valued at $720,000 annually

•	Added to the Board, Keith Morrow, Technology Executive and CIO Hall of Fame member

•	Grew business development pipelines to highest level since becoming a public company

“Year over year, nDivision grew its customer base and financial metrics because the technology world – particularly enterprise IT departments – are at a transition point. Leading CIOs are identifying and deploying game-changing technologies to advance the business objectives of their enterprises. Technology departments failing to make the transition can find their companies losing market share to more technology proficient competitors,” said Alan Hixon, CEO of nDivision, Inc. “nDivision offerings help them reallocate their most valuable resources – particularly capital and critical expertise – from their expensive and time-consuming ‘keeping-the-lights-on’ (KTLO) activities to strategic initiatives with demonstrable ROIs. Our digital engineers keep their systems up and running, cut costs by as much as 50%, and better enable them to deploy technologies that can disrupt their competition – if not their entire industry.

“The momentum that propelled our growth during 2018 continued throughout the first half of 2019, and in the second quarter, resulted in nDivision being awarded an additional $720,000 per year contract by an existing Fortune 500 client. Additionally, our organic business development pipeline of qualified Managed Services prospects expanded during the period by the largest single-quarter jump we have experienced since our founding,” continued Hixon. “Business development efforts with one of our two Fortune 50 Global Technology Partners also advanced significantly during the quarter, and we are now being engaged even more strategically in one of their 10 national regions/verticals to introduce nDivision offerings to their enterprise customers. This alliance slashes weeks or months off the typical nDivision Managed Services sales process and should dramatically improve our close rate with these prospective customers.”

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	First Quarter 2019 Financial Results Three Months Ending
	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
Revenue	$1,385,303	$1,455,927	$1,174,510	$1,142,226	$1,074,580
Gross Profit	$1,123,016	$1,180,068	$872,036	$872,356	$819,606
Net Loss	$(341,530)	$(165,072)	$(437,616)	$(517,185)	$(694,411)
Net Cash (used in) Provided by Operating Activities	$4,293	$108,094	$30,438	$(369,563)	$(785,242)
EBITDA	$(193,353)	(10,765)	$(256,657)	$(340,847)	$(515,813)
Adjusted EBITDA*	$(36,887)	$72,799	$(166,089)	$(251,587)	$(414,239)
Adjusted Run Rate EBITDA*	$(170,146)	$(114,573)	$(134,773)	$(176,298)	$(347,032)

* Non-GAAP financial measure – See Use of Non-GAAP Financial Measures for more information about Adjusted EBITDA and Adjusted Run Rate EBITDA

The company uses the above-mentioned non-GAAP financial measure, Adjusted Run Rate EBITDA, as its primary indicator of financial performance and intrinsic financial health. Adjusted Run Rate EBITDA is calculated using contracted recurring revenues less Cost of Goods Sold (COGS) and known customer attrition. The metric excludes professional services, other income, and sales and marketing costs, other than long-term customer acquisition referral fees. The metric does not include sales forecasts or anticipated new business wins. The reconciliations of non-GAAP Adjusted EBITDA and Adjusted Run Rate EBITDA to GAAP net income (net loss) are provided in schedules that are a part of this press release in the section titled Use of Non-GAAP Financial Measures.

Financial Highlights and Outlook

Growth of nDivision’s revenue during the second quarter of 2019 compared to the same period in 2018 was primarily due to revenue from new customer contracts won by the company’s direct sales team, new customers acquired through its relationships with the company’s Global Technology Provider partners, and revenue from a portfolio of 58 Managed Services Contracts acquired by the company in January 2018, which began contributing revenue during the 2018 second quarter.

Year-over-year Contracted Recurring Revenue growth also includes new customer wins through the company’s strategic relationships with two Fortune 50 Global Technology Providers and revenue from the acquisition of 58 Managed Services Contracts completed during the first quarter of the prior year.

The company expects that the Fortune 500 customer contracts will begin billing at their agreed upon levels, during the fourth quarter of 2019, at which time it is expected that the company will be able to cover all monthly operating costs solely with recurring revenue, and become cash flow positive.

Adjusted EBITDA and Adjusted Run Rate EBITDA were lower sequentially due to receipt during the 2019 first quarter of a substantial onboarding charge related to the Managed Services Contract for the Fortune 500 customer. This charge was not realized again in the second quarter of 2019.

The company’s actual results for the second quarter did not achieve the benchmark projected in the first quarter 2019 quarterly financial announcement due to delays in fully transferring the systems of the company’s Fortune 500 customer onto the nDivision’s platform. It was anticipated that the balance of the onboarding fees and a portion of the monthly recurring revenue for the associated Managed Services Contract would be realized during the second quarter of 2019. It is now anticipated that the balance of the onboarding fees will be realized during the 2019 third and the fourth quarters. nDivision also expects to receive a portion of the contracted monthly Managed Services revenue during the fourth quarter and that the contract will begin billing fully at contracted levels during the fourth quarter of 2019.

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Growth Channels

The business development teams continued to grow the company’s two primary sales channels during the quarter.

•	nDivision Direct Sales – During the quarter, nDivision’s business development team grew its qualified prospect pipeline by approximately 750%. The additional potential enterprise customers typically include companies with more than 500 employees. The company expects to recruit additional, experienced business development team members to help capitalize on these growth opportunities.

•	Global Technology Provider Channel – During the second quarter, nDivision expanded its collaborative relationship with one of its Fortune 50 Global Technology Provider partners. Under the new agreement, nDivision has agreed to market its Managed Services to the more than 300 existing, large enterprise customers (typically with more than $1 billion in annual revenue) in one of the organization’s 10 national regions/verticals. In the first half of 2019, this resulted in nDivision being engaged in more than 25 enterprise accounts. The lead time from initial engagement to contract signing is typically between 12 and 18 months.

Addition of Keith Morrow to Board of Directors

nDivision added to the Board of Directors Keith Morrow who is the EVP, Technology Advisor for Epsilon, a global marketing innovator acquired by Publicis Groupe for $4.4 billion during the first half of 2019. In this role, Mr. Morrow advises the executive team on business-growth and technology strategies. Prior to the acquisition, Mr. Morrow was the CIO of Epsilon and was responsible for all Information Technology (IT), Cyber Security, and Technology Compliance, as well as the integration of game-changing technology. In his board role for nDivision, Mr. Morrow will advise the executive, sales, and operational teams, leveraging his extensive experience as CIO for multiple companies. Mr. Morrow also assumes the Chairman role of the Nomination & Governance Committee.

Mr. Morrow previously founded an effectiveness consultancy, K. Morrow Associates, and prior to that was the EVP/CIO at Blockbuster Inc. and 7-Eleven, Inc. While in those roles, he was named to CIO Magazine’s CIO 100 for three consecutive years and was inducted into the CIO Hall of Fame by the CIO Magazine in 2008. From 2004-2016 he was a Texas governor-appointed member of the Board of Directors for the State of Texas Department of Information Resources, and served on the board of directors for Copper Mobile from 2012-2015. He currently serves on the advisory board of Technology Spa, an early stage technology company focused on Cloud Strategy, Governance, and DevOps as a Service.

H. William Gordon and Dennis Cagan have stepped down from the Board of Directors. The executive team and remaining board members thank both gentlemen for their contributions to the development of nDivision.

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About nDivision Inc.

nDivision Inc. provides Autonomic Managed Services and End User Help Desk services to private and public entities, ranging from small businesses to global enterprises. nDivision’s services are valuable for any industry and are being provided to customers in multiple segments. The company supports over 100 customers across 45 countries, 24 hours a day, 365 days a year. nDivision leverages advanced automation technologies to replace human labor with digital labor. By the end of the first year of the service, nDivision typically automates between 60% and 80% of all incidents, across the datacenter and network. More information can be found at www.ndivision.com.

Investor Relations:

Brad Wiggins

214-272-2148

bwiggins@ndivision.com

Use of Non-GAAP Financial Measures

The Company uses the above-mentioned non-GAAP financial measures internally to evaluate its operating performance and for planning purposes and believes that these are useful financial measures also used by investors. These non-GAAP financial measures are not a substitute for nor superior to financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP, as reflected in the Form 10Q filed with the SEC for the respective periods, should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAP adjusted EBITDA to GAAP net income (net loss) are provided in schedules that are a part of this press release.

The aforementioned 2019 Fiscal First Quarter Highlights should be read in conjunction with all of the financial and other information included in the Company’s Quarterly Reports filed with the SEC on Form 10Q for the respective periods, Current Reports on Forms 8K & 8K/A and Information Statements on Schedules 14A & 14C filed with the SEC, and Annual Reports on Form 10K filed with the SEC; and, the discussion of financial results in this press release and the use of non-GAAP financial measures and the related schedules attached hereto which reconcile non-GAAP financial measures and financial information to that prescribed by GAAP. These non-GAAP financial measures and metrics of financial results or financial performance are not a substitute for the financial measures provided by GAAP and should not be considered as alternatives, substitutes or superior to financial measures presented in accordance with GAAP. Financial information provided in this press release may consist of estimates, projections and certain assumptions that are considered forward looking statements and that are predictive in nature, depend on future events and the projected financial results may not be realized nor are they guarantees of future performance.

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The reconciliations of non-GAAP adjusted EBITDA to GAAP net income (net loss) is provided in schedules below:

Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)

First Quarter Ended June 30, 2019

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2019	2019	2018	2018	2018
Revenue	$1,385,303	$1,455,927	$1,174,510	$1,142,226	$1,074,580
Gross Profit	$1,123,016	$1,180,068	$872,036	$872,356	$819,606
Net Loss	$(341,530)	$(165,072)	$(437,616)	$(517,185)	$(694,411)
Net Cash (used in) provided by operating activities	$4,293	$108,094	$30,438	$(369,563)	$(785,242)
Interest	$13,544	$18,896	$30,173	$24,383	$22,102
Tax	$0	$0	$0	$0	$0
Depreciation and amortization	$134,633	$135,411	$150,786	$151,955	$156,496
EBITDA	$(193,353)	$(10,765)	$(256,657)	$(340,847)	$(515,813)
Stock Compensation	$156,466	$114,321	$90,568	$89,260	$101,574
Other non-cash expenses or gains
Change in Contingent Liability		($30,757)
Adjusted EBITDA	$(36,887)	$72,799	$(166,089)	$(251,587)	$(414,239)
Non Recurring Revenue	$(216,916)	$(276,307)	$(63,025)	$(97,382)	$(184,145)
Customer Acquisition Costs	$83,657	$88,935	$94,341	$172,671	$251,352
Net contracted; recurring revenue not yet billed	N/A	N/A	N/A	N/A	N/A
Estimated, recurring cost of services not yet incurred	N/A	N/A	N/A	N/A	N/A
Adjusted Run Rate EBITDA	$(170,146)	$(114,573)	$(134,773)	$(176,298)	$(347,032)

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain financial information including non-GAAP adjusted EBITDA because management uses these supplemental non-GAAP financial measures to help evaluate performance period over period, to analyze the underlying trends in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company’s ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company’s performance. Non-GAAP adjusted EBITDA is defined by the Company as net income or net loss before interest, taxes, depreciation and amortization (EBITDA) plus non-cash stock option and stock-based compensation expenses and acquisition, integration and restructuring costs, change in contingent consideration and loss on disposal of assets. Non-GAAP adjusted EBITDA is not a term defined by GAAP and, as a result, the Company’s measure of non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Income, cash and cash flows as reported for GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in the Company’s Form 10Q and Form 10K filed for the respective fiscal periods with the SEC. Reconciliations of GAAP net income or GAAP net loss to non-GAAP adjusted EBITDA are attached hereto.

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EBITDA is defined as net income before provision for income taxes, interest expense and depreciation and amortization.

Adjusted EBITDA is defined as EBITDA minus non-cash expense not eliminated in the EBITDA calculation, such as stock compensation and other non-routine expenses such gain or loss on changes on contingent consideration.

We define “Adjusted Run Rate EBITDA” as Adjusted EBITDA (i) less Non-Recurring Revenue, (ii) adding back Customer Acquisition Costs, (iii) plus Net Contracted, Recurring Revenue not yet billed and (iv) less estimated, Recurring Cost of Services not yet incurred.

Non-Recurring Revenue is defined as professional service revenue, project revenue and for March 31, 2018 product revenue.

Customer Acquisition Costs is defined as those sales expense incurred by the Company for new sales, including payroll costs, commission expenses, travel expense and miscellaneous sales expense.

Net Contracted, Recurring Revenue not yet billed is defined as the estimated revenue from recurring contracts that are in the implementation phase and have not begun monthly recurring billing, minus those contracts that are terminating and not expected to renew.

Recurring Cost of Services not yet incurred is defined as the estimated incremental expenses related to the Net Contracted, Recurring Revenue not yet billed.

We believe that the presentation of these Key Performance Indicators (“KPI’) provides information useful to investors in assessing our liquidity and financial condition and results of operations and that these KPI’s are also useful to investors as a financial indicator of a company’s ability to incur and service debt, pay dividends and fund capital expenditures. These KPI’s are supplemental financial measure that management and external users of our condensed combined and consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following, among other measures:

Cautionary Statements Regarding Forward-Looking Information:

This earnings news release issued by nDivision Inc. (“nDivision” or “nD”) is for informational purposes only and shall not constitute an offer to buy, sell, issue or subscribe for, or the solicitation of an offer to buy, sell or issue, or subscribe for any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The information contained herein is subject to change without notice and is based on publicly available information, internally developed data and other sources. Where any opinion or belief is expressed in this news release, it is based on the assumptions and limitations mentioned herein, and is an expression of present opinion or belief only.

This news release should not be construed as legal, financial or tax advice to any individual, as each individual’s circumstances are different. Readers should consult with their own professional advisors regarding their particular circumstances.

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This news release includes forward-looking information and forward-looking statements within the meaning of applicable Canadian and United States securities laws. Statements containing the words “believe”, “expect”, “intend”, “should”, “seek”, “anticipate”, “will”, “positioned”, “project”, “risk”, “plan”, “may”, “estimate” or, in each case, their negative and words of similar meaning are intended to identify forward-looking information. Forward-looking information involves risks and uncertainties including, but not limited to, the nD’s anticipated business strategies, anticipated trends in nD’s business and anticipated market share, factors that could cause actual results or events to differ materially from those expressed or implied by the forward-looking information, general business, economic and competitive uncertainties, regulatory risks, risks associated with acquisitions and expansion, risks inherent in the information technology (IT) and internet sectors, other general risks of the IT industry as well as those risk factors disclosed elsewhere below.

Such statements are based upon the current beliefs and expectations of nD’s management and are subject to significant business, social, economic, political, regulatory, competitive and other risks, uncertainties, contingencies and other factors. Many assumptions are based on factors and events that are not within the control of nD. Actual future results may differ materially from historical results or current expectations. These risks, uncertainties and assumptions could adversely affect the outcome and financial effects of the plans and events described herein. In addition, even if the outcome and financial effects of the plans and events described herein are consistent with the forward-looking information contained in this news release, those results or developments may not be indicative of results or developments in subsequent periods.

Although nD has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking information, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking information contained in this news release is based on nD’s current estimates, expectations and projections, which nD believes are reasonable as of the current date. nD can give no assurance that these estimates, expectations and projections will prove to have been correct. You should not place undue reliance on forward-looking information, which is based on the information available as of the date of this news release. Forward-looking information contained in this news release is as of the date of this news release and, except as require by applicable law, nD assumes no obligation to update or revise them to reflect new events or circumstances.

Historical statements should not be taken as assurance that such trends will be replicated in the future. No statement in this news release is intended to be nor may be construed as a profit forecast. To the extent any forward-looking information in this news release constitutes “future-oriented financial information” or “ﬁnancial outlooks” within the meaning of applicable securities laws, such information is being provided to demonstrate the anticipated market penetration and the reader is cautioned that this information may not be appropriate for any other purpose, and the reader should not place undue reliance on such future-oriented ﬁnancial information and ﬁnancial outlooks. Future-oriented ﬁnancial information and ﬁnancial outlooks, as with forward-looking information generally, are, without limitation, based on the assumptions and subject to the risks set out above under the heading “Cautionary Note Regarding Forward Looking Statements”. nDivision’s actual ﬁnancial position and results of operations may differ materially from management’s current expectations and, as a result, nD’s revenue and expenses may differ materially from the revenue and expense proﬁles provided in this news release. Such information is presented for illustrative purposes only and may not be an indication of nDivision’s actual ﬁnancial position or operating results.

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